SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):

January 31, 2003

INACOM CORP.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State of Other Jurisdiction of Incorporation)

0-16114	47-0681813

(Commission File Number)	(I.R.S. Employer Identification No.)

13010 Morris Road, 6th Floor, Alpharetta, Georgia	30004

(Address of Principal Executive Offices)	(Zip Code)

(770) 576-1914

(Registrant’s Telephone Number, Including Area Code)

ITEM 5. OTHER EVENTS
SIGNATURES

ITEM 5.     OTHER EVENTS

      On January 31, 2003, the Registrant and certain of its subsidiaries filed a Joint Plan of Liquidation pursuant to Chapter 11 of the United States Bankruptcy Code (the “Plan”) and a Disclosure Statement pursuant to Section 1125 of the Bankruptcy Code with respect to Joint Plan of Liquidation (the “Disclosure Statement”) in their Chapter 11 proceedings before the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”). The filing was made pursuant to a motion by the Registrant and its affiliated debtors in possession for the Bankruptcy Court to approve the procedures for the solicitation of votes on the Plan.

      Under the Plan, the Registrant would liquidate its remaining assets and distribute the net proceeds thereof to its creditors. In addition, under the Plan all shares of the Registrant’s common stock, and all other equity securities of the Registrant, are to be cancelled. No distribution to the shareholders or other equity security holders of the Registrant is expected.

      A hearing on the Registrant’s motion to approve the solicitation procedures is expected to take place before the Bankruptcy Court at 9:30 a.m. (EST) on March 25, 2003. At this hearing, the Bankruptcy Court will also consider the approval of the Disclosure Statement.

      Bankruptcy law does not permit solicitation of acceptances of the Plan until the Bankruptcy Court approves the Disclosure Statement. Accordingly, this filing is not intended to be, nor should it be construed as, a solicitation for a vote on the Plan.

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SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INACOM CORP.

By:	/s/ ELAINE AGEE

______________________________________ Elaine Agee
Vice President of Operations

Date: February 14, 2003

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